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                                                                          (a)(3)



                      NEW YORK LIFE MFA SERIES FUND, INC.

                             ARTICLES OF AMENDMENT


     New York Life MFA Series Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:


     FIRST:    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND:   The Articles of Incorporation of the Corporation are hereby amended by striking out Article II and inserting in lieu thereof:


                                   ARTICLE II
                                      NAME


         The name of the corporation is MainStay VP Series Fund, Inc. (the "Corporation").


     THIRD:    The Corporation currently has eleven classes of shares designated as the Growth Equity Portfolio; Bond Portfolio; Capital Appreciation Portfolio; Indexed Equity Portfolio; Total Return Portfolio; Government Portfolio; High Yield Corporate Bond Portfolio; International Equity Portfolio; Value Portfolio; Cash Management Portfolio and Convertible Portfolio.

     FOURTH:   The Corporation is herewith changing the name of the Growth
Equity Portfolio to MainStay VP Growth Equity Portfolio; the Bond Portfolio to MainStay VP Bond Portfolio; the Capital Appreciation Portfolio to MainStay VP Capital Appreciation Portfolio; the Indexed Equity Portfolio to MainStay VP Indexed Equity Portfolio; the Total Return Portfolio to MainStay VP Total Return Portfolio; the Government Portfolio to MainStay VP Government Portfolio the
High Yield Corporate Bond Portfolio to MainStay VP High Yield


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Corporate Bond Portfolio; the International Equity Portfolio to MainStay VP
International Equity Portfolio; the Value Portfolio to MainStay VP Value Portfolio; the Cash Management Portfolio to MainStay VP Cash Management Portfolio; and the Convertible Portfolio to MainStay VP Convertible Portfolio.

     FIFTH:    The foregoing amendment to the Corporation's Articles of
Incorporation and the change of the name of each of the Corporation's classes was approved pursuant to Article V, Section 2, by the entire Board of Directors of the Corporation at a meeting held on August 22, 1996 and in accordance with
Section 2-605(a)(4) under Title 2 of Corporations and Associations of the Annotated Code of Maryland.


     IN WITNESS WHEREOF, New York Life MFA Series Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on August 28, 1996.


ATTEST:                                      NEW YORK LIFE MFA SERIES FUND, INC.


By: /s/ A. Thomas Smith                      By: /s/ Anne F. Pollack
  --------------------------                    ---------------------------
         A. Thomas Smith                              Anne F. Pollack
         Secretary                                    President



     THE UNDERSIGNED, President of New York Life MFA Series Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of her knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.


                                             BY: /s/ Anne F. Pollack
                                                ---------------------------
                                                      Anne F. Pollack
                                                      President